UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2022
____________________
AVAYA HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
____________________

Delaware		001-38289	26-1119726
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification Number)

2605 Meridian Parkway, Suite 200
Durham,	North Carolina		27713
(Address of Principal Executive Office)			(Zip Code)
Registrant's telephone number, including area code: (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVYA	New York Stock Exchange

Item 2.02    Results of Operations and Financial Condition
On July 28, 2022, Avaya Holdings Corp. (the “Company”) issued a press release announcing selected preliminary financial results for the third quarter of fiscal 2022 ended June 30, 2022. The full text of the press release is furnished as Exhibit 99.1 and is available on the Company’s investor relations website at https://investors.avaya.com.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02    Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Chief Executive Officer Separation
On July 28, 2022, the Board of Directors of the Company (the “Board”) removed James M. Chirico, Jr. from his role as President and Chief Executive Officer of the Company, effective as of August 1, 2022, and Mr. Chirico is resigning from his role as a member of the Board, effective as of August 1, 2022. Mr. Chirico will support the transition of his responsibilities to Alan Masarek and depart the Company on August 16, 2022. The Board is treating Mr. Chirico’s departure from the Company as a termination without “cause” pursuant to his employment agreement, dated as of November 13, 2017, as amended on January 3, 2020 (the “Employment Agreement”). Mr. Chirico will be eligible to receive the severance benefits set forth in the Employment Agreement and as described in the Compensation Discussion & Analysis (“CD&A”) in the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on January 18, 2022, subject to Mr. Chirico’s execution and non-revocation of the Termination Agreement and General Release substantially in the form attached as Exhibit A to the Employment Agreement. A copy of the Employment Agreement was previously filed with the SEC on December 15, 2017 as Exhibit 10.8 to the Company’s Registration Statement on Form 10 (as amended by the First Amendment, previously filed with the SEC on January 6, 2020 as Exhibit 10.1 to the Company’s Current Report on Form 8-K).
Appointment of President and Chief Executive Officer
On July 28, 2022, the Board appointed Alan Masarek as President and Chief Executive Officer of the Company, effective August 1, 2022. The Company’s press release announcing this appointment, which is attached hereto as Exhibit 99.2 and incorporated by reference, is available on the Company’s investor relations website at https://investors.avaya.com.
Mr. Masarek has over 30 years of experience in communications, information technology and business services companies. Most recently, he was Chief Executive Officer and a member of the Board of Directors of Vonage (Nasdaq: VG) from November 2014 to June 30, 2020. Mr. Masarek came to Vonage from Google, Inc., where he was Director, Chrome & Apps from June 2012 until October 2014, following the acquisition of his prior company, Quickoffice, Inc. Mr. Masarek was Co-founder and CEO of Quickoffice, Inc., one of the world’s most widely recognized mobile brands. Mr. Masarek currently serves as a Board Director for two public companies: Chairman of the Board of Markforged, Inc., (NYSE: MKFG), a position he has held since July 2021; and Board Director of Wejo Holdings Limited (Nasdaq: WEJO), a position he has held since November 2019. Previously he was a director of Virtuoso Acquisition Corp (Nasdaq: VOSO) from January to November 2021.
In connection with his appointment, Mr. Masarek and Avaya Inc. (“Avaya”) have entered into an offer letter agreement (the “Offer Letter”) that provides for the following terms: (i) an annual base salary of $1,000,000; (ii) a target annual incentive opportunity in an amount equal to 150% of Mr. Masarek’s base salary (the “Opportunity”), pursuant to Avaya’s annual incentive plan, with the actual annual incentive payout ranging from 0%-200% of the Opportunity, generally subject to his continued employment with Avaya through the payment date, unless he is entitled to receive severance under the CIC Severance Plan or the Separation Plan (each, as defined below) in connection with his termination of employment, in which case he will receive a payment under Avaya’s annual incentive plan as if he had remain employed through the payment date; (iii) a sign-on cash bonus in the amount of $4,000,000 (the “Sign-On Bonus”), with 100% of the after-tax Sign-On Bonus to be used to purchase shares of the Company’s common stock (“Shares”) in open market transactions, and with 100% of the after-tax Sign-On Bonus to be repaid if Mr. Masarek is terminated by Avaya for “cause” or resigns without “good reason,” in either case, prior to August 1, 2023; (iv) an annual financial counseling allowance in the amount of $20,000; (v) reimbursement for up to $45,000 of the legal fees incurred by Mr. Masarek in connection with the negotiation and drafting of the Offer Letter; and (vi) if Mr. Masarek becomes entitled to severance pursuant to the CIC Severance Plan upon his termination of employment, the time-vesting component of any equity awards held by him at the time of such termination will accelerate in full, and any performance-vesting component of any equity awards will be treated in accordance with the terms of the applicable award agreement.

In addition, pursuant to the Offer Letter, Mr. Masarek will receive 875,000 time-based restricted stock units (the “RSUs”) and a target number of 2,625,000 performance-based restricted stock units (the “PRSUs” and, together with the RSUs, the “Equity Awards”) upon the latest to occur of (i) Mr. Masarek’s start date with the Company, (ii) the Company’s filing of an effective registration statement on Form S-8 and (iii) two full trading days following the release of the Company’s quarterly financial results for the fiscal quarter ended June 30, 2022. The Equity Awards will be granted under the 2022 Inducement Plan (as defined below) and the RSU and PRSU award agreements thereunder (the “Award Agreements”). The Equity Awards will be granted as “employment inducement awards” pursuant to Section 303A.08 of the NYSE Listing Rules.
Pursuant to the Offer Letter and the Award Agreements, the RSUs will vest in equal annual installments on each of the first three anniversaries of August 1, 2022, subject to Mr. Masarek’s continued employment with Avaya through each vesting date. The PRSUs will be eligible to performance vest with respect to (i) 50% of the target number of PRSUs upon achievement of Threshold Performance (as defined below), (ii) 100% of the target number of PRSUs upon achievement of Target Performance (as defined below) and (iii) 150% of the target number of PRSUs upon achievement of Maximum Performance (as defined below), with no more than an aggregate of 150% of the target number of PRSUs eligible to vest. The PRSUs will performance vest if and to the extent that, the 90-day volume-weighted average price of a Share (“VWAP”) equals or exceeds any of the following target VWAPs on or before August 1, 2026: (A) $5.00 (“Threshold Performance”), (B) $10.00 (“Target Performance”) and (C) $15.00 (“Maximum Performance”). Any PRSUs that (1) are performance vested as of August 1, 2024 will time vest on August 1, 2024 and (2) performance vest following August 1, 2024 will time vest on such performance vesting date, in each case, subject to Mr. Masarek’s continued employment with Avaya through the applicable vesting date; and any and all PRSUs that have not yet performance vested as of August 1, 2026 will be forfeited at such time. In the event of a change in control of the Company, any PRSUs that have not already performance vested will be eligible to performance vest based on the price per Share paid to the stockholders of the Company in connection therewith (the “CIC Price”), with (i) 50% of the target number of PRSUs performance vesting if the CIC Price equals $5.00, (ii) 100% of the target number of PRSUs performance vesting if the CIC Price equals $10.00 and (iii) 150% of the target number of PRSUs performance vesting if the CIC Price equals or exceeds $15.00, and with the percentage of the target number of PRSUs that performance vests in the event that the CIC Price is in between the foregoing amounts determined using straight-line interpolation. The RSUs and PRSUs are subject to accelerated vesting upon certain involuntary terminations of employment that occur in connection with a change in control in accordance with the terms of Avaya’s Change in Control Severance Plan (the “CIC Severance Plan”).
Mr. Masarek will be eligible to receive severance benefits pursuant to the CIC Severance Plan and Avaya’s Involuntary Separation Plan for Senior Executives (the “Separation Plan”). For purposes of the CIC Severance Plan, Mr. Masarek’s Applicable Multiple (as defined therein) is 2.0, such that Mr. Masarek will be entitled to receive (a) an amount equal to the product of (1) 2.0, multiplied by (2) the sum of his annual base salary and target annual bonus; (b) a prorated target annual bonus, with the proration calculated based on the number of days during the applicable performance period that he is employed by Avaya during the performance period in which his employment is terminated; and (c) payment of his COBRA premiums in excess of the active employee rate for up to 24 months, in each case, if his employment is terminated by Avaya without Cause (as defined in the CIC Severance Plan (and other than due to his death or disability)) or by him for Good Reason (as defined in the CIC Severance Plan), either (i) during a Potential CIC Period (as defined in the CIC Severance Plan, but generally the period following the Company’s entry into an agreement, the consummation of which would result in a change in control of the Company, or following a time when the Compensation Committee determines that a Potential CIC (as defined in the CIC Severance Plan) has occurred); or (ii) within one year following a change in control of the Company.
Mr. Masarek will also be a participant in the Separation Plan, except that he will (a) receive a Post-Employment Payment in an amount equal to 200% of the sum of his (i) Base Salary and (ii) Target Award under (A) the Avaya Inc. Executive Annual Incentive Plan, (B) the AIP or (C) any successor plan (as applicable), in each case, at the rate in effect as of the date of termination, (b) be entitled to payment of the applicable COBRA premiums in excess of the active employee rate for up to 18 months and (c) be considered “At Risk” under the FMP Guidelines if he resigns for Good Reason (as defined in the Offer Letter). The foregoing capitalized terms used and not defined have the meaning set forth in the Separation Plan.
The description of the Offer Letter is qualified in its entirety by the terms of the Offer Letter, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein. Additionally, the description of the CIC Severance Plan and Separation Plan are qualified in their entirety by the terms of the CIC Severance Plan and Separation Plan, copies of which were previously filed with the SEC on May 18, 2018 as Exhibit 10.2 to the Company’s Current Report on Form 8-K (as amended by the First Amendment previously filed with the SEC on February 15, 2019 as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q) and on February 9, 2021 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, respectively, and are incorporated by reference herein.

2022 Omnibus Inducement Equity Plan
The Board adopted the Company’s 2022 Omnibus Inducement Equity Plan (the “2022 Inducement Plan”) on July 28, 2022, pursuant to which the Company reserved 4,812,500 Shares for issuance under the 2022 Inducement Plan. An award under the 2022 Inducement Plan may only be granted to the extent the award is intended to qualify as an “employment inducement award” under Section 303A.08 of the NYSE Listing Rules. Mr. Masarek is currently the only intended participant in the 2022 Inducement Plan.
The description of the 2022 Inducement Plan is qualified in its entirety by the terms of the 2022 Inducement Plan, a copy of which is attached as Exhibit 10.2 and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit	Exhibit Name
10.1	Avaya Inc. Offer Letter for Alan Masarek, dated July 28, 2022
10.2	Avaya Holdings Corp. 2022 Omnibus Inducement Equity Plan
99.1	Press Release, dated July 28, 2022, entitled "Avaya Announces Certain Preliminary Third Quarter Fiscal 2022 Financial Results"
99.2	Press Release, dated July 28, 2022, entitled "Avaya Appoints Alan Masarek as President and CEO"
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA HOLDINGS CORP.
Date: July 28, 2022	By:	/s/ Kieran J. McGrath
	Name:	Kieran J. McGrath
	Title:	Executive Vice President and Chief Financial Officer